Response to Off Wall Street Report dated March 16, 2006

This is the second Off Wall Street (OWS) report that has been published on Matria Healthcare in a matter of a week. Management previously corrected much of the misinformation and many of the misstatements made in the first OWS report, which was dated March 12th. Rather than acknowledge and correct the misstatements made in the first report, in their second report, OWS compounded the misstatements and innuendo. Management is responding to the OWS March 16th report in this communication.

The second report comments on the disclosures in Matria’s 10-K, which was filed on March 16th. The first allegation in the new report is that the Company decided to divest its Facet Technologies and Foreign Diabetes businesses because of increased risks associated with those businesses. Matria has owned these businesses since 1999. Under Matria’s ownership, the businesses have grown and increased significantly in value. Recall that these businesses still generate significant EBITDA and cash flow for Matria because we still own these “assets held for sale,” although their revenue and earnings do not appear in “continuing operations.” OWS seems to continue to miss that fact. For more than a year, the Company has discussed with its shareholders its interest in becoming more of a “pure play” business entity in the disease management and wellness space. The decision to divest Facet and Foreign Diabetes was a logical adjunct to that strategic decision.

Relative to the disclosures about the risks associated with the Facet business, OWS did not discuss the fact that, in their March 12 report, they erroneously disclosed that Facet had not renewed its distribution agreement with Nipro and that the agreement had expired in December 2005. In our response, we disclosed that a new agreement expiring in December 2006 had been signed in October 2005. The agreement with Nipro has been renegotiated on an annual basis for more than 18 years, and we have not seen any change in that relationship that would require additional disclosures or be cause for added concern. It is well known that Facet has five major customers, all major pharmaceutical companies. OWS highlighted that the contract with one of them will expire in October 2006. We have owned Facet since 1999, and contract renewals with one or more of those accounts have taken place every year. We do not see any issues associated with that process continuing or we would have disclosed that to our shareholders.

As disclosed in our 2005 10-K, there was a recent ruling by the German Federal Court of Justice that could potentially impact our Dia Real diabetes business. Our business was not a party to the litigation, which was between some doctors and pharmacists. The impact of that decision on our business or on the consideration we might receive in a sale is still not clear. Nonetheless, in the interest of full disclosure, in our 10-K, we disclosed that we may have to renegotiate some agreements with doctors or increase the focus on other means we currently use to distribute our products in Germany. We also have made it clear that the sale of the German operations was not expected to be as significant in value as compared to the proceeds from the sale of Facet Technologies.

There were some allegations made in the March 12th OWS report relative to our accounting treatment of our unearned revenue. We cleared up that misinformation in our first response, noting that our accounting treatment for unearned revenues has been explained in footnotes to our financial statements. Now, OWS points out that our unearned revenue, which appears in our accrued liabilities, increased from $5.5 million on December 31, 2004, to $7.2 million in December 2005. That is correct. However, they now emphasize that that was a 40% increase (it is really only a 31% increase), while the increase in our disease management revenue from the fourth quarter of 2004 to the fourth quarter of 2005 was only 62%. Earlier, OWS discussed our disease management revenue having a decreased growth rate, and here they are emphasizing the increased growth rate! Either way, we have indicated many times that fewer contracts today have risk features and the percentages of fees at risk tend to be lower than was previously the case, so there should be a drop in this component of accrued liabilities as a percent of relevant revenues. However, there would never be a direct correlation because the liability related to unearned revenues is largely a function of how the Company is performing relative to its contractual goals. The important point is that the Company has increasingly demonstrated its ability to achieve performance criteria relative to “at-risk” fees. We maintain that our recorded liability is sufficient relative to fees collected in advance of performing our services or for which the achievement of performance criteria has not been demonstrated. OWS questioned how conservative Matria management is being relative to its revenue recognition. We commented in our first response about how closely our revenue recognition procedures are monitored by ourselves, our outside auditors, and, frankly, the Securities and Exchange Commission. That is a key focus in today’s public company environment.

OWS’s new report also mentions that Matria made two acquisitions in 2005, which added to its growth in disease management revenues. That is correct. What is not correct is the suggestion that management had not disclosed the impact of those acquisitions on its growth rate or the underlying innuendo that disease management growth is slowing. Recall that the first OWS report claimed that the disease management industry was becoming “commoditized.” This report seems to be similarly intent on discrediting the growth potential in the disease management area of healthcare. Investors can make up their own minds about that issue.

The March 12th report questioned Matria’s proposed treatment of interest expense in 2006. We made it clear that a portion of the interest expenses we incur will be treated as attributed to our assets held for sale and reflected in the earnings from discontinued operations. That treatment is in accordance with GAAP (EITF 87-24) and is a straightforward treatment. OWS expressed concern that if the Company fails to sell the Facet and Foreign Diabetes operations, the interest rate risk will increase. In fact, if contrary to our current expectations, those businesses are not sold within a year, they may be taken back into “continuing operations.” At that time, earnings per share for the Company likely would jump significantly because of the profitability of those two businesses. Of course, while earnings per share may jump significantly, the earnings growth in future years would be slower than with all of our business focused in disease management, because these assets held for sale do not grow revenue and earnings as fast as our disease management operations. This has been made clear to shareholders on numerous occasions.

OWS certainly does not seem to be very sophisticated in terms of understanding acquisition transactions. They found it “curious” that we insisted that the sellers in the CorSolutions transaction establish an “escrow” from which we could seek reimbursement for any breaches of the sellers’ representations and warranties. A provision for an escrow is standard in most acquisition transactions. The fact that the CorSolutions acquisition includes over $20 million in escrow was negotiated, and should be well received by our shareholders. Relative to the matter of the inquiry CorSolutions received from the U.S. Attorney’s Office for the Northern District of Illinois, CorSolutions responded to the inquiry approximately 11 months prior to the merger and had received no subsequent requests. Based on that, we currently do not view any associated risk as likely or material.

Relative to their assertion about write-offs of accounts receivable from our previously sold domestic pharmacy and supplies business, we can make the following comments. First, the reason Matria keeps accounts receivable (AR) instead of selling them with the business is because of the problems associated with collecting AR in an environment where a business has been sold. Our past experience from decades ago is that you maintain your own staff and collect the receivables because they are more difficult to collect after the sale of a business. If you rely on the purchaser to collect them, you are asking for trouble. The comment that the Company in the end collected only 33% of the $21 million of retained AR is incorrect. The total collected amount to date is approximately $14.4 million (nearly 70%), net of collection fees. Recognizing that it is more difficult to collect AR of a business that has been sold, since you no longer have relationships with patients, payers or a sales force, the Company recorded $7.25 million of AR reserves at the date of the sale, June 30, 2004. The $21 million of retained AR is net of this provision. Additional AR reserves of $4.6 million and $2.0 million were recorded in the last half of 2004 and 2005, respectively. The total provision of $11.9 million for 2004 disclosed in the footnotes in our 10-K includes the $7.25 million of AR reserves recorded at the date of sale and the $4.6 million recorded in the last half of 2004.

There is another comment in this report about the Company’s former domestic pharmacy and supplies business selling supplies to “dead people.” Those came from allegations in the 2002 qui tam lawsuit, which were just that, allegations. As we mentioned previously, the federal government did not enter that case (except for purposes of settlement), and the exposure to the Company went back two years prior to Matria even owning the business. Therefore, the decision was made to settle the matter.

SAFE HARBOR STATEMENT

This statement contains forward-looking statements. Such statements include, but are not limited to, the value of Facet Technologies and the Company’s Foreign Diabetes service operations and their contributions to the Company’s EBITDA and cash flow, the Company’s successful transition to a pure play in the disease management and wellness market, the ability to renew Facet’s agreements with its suppliers and customers, the impact of the decision of the German Federal Court of Justice on the Company’s Foreign Diabetes business or the prospects for the sale of that business, the continuation of the rapid growth of the Company’s health enhancement, wellness and disease management business, the effect on earnings per share of including the businesses held for sale in continuing operations, and the financial impact of the U.S. Attorney’s inquiry to CorSolutions. These statements are based on current information and belief and are not guarantees of future performance. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include the Company’s failure to achieve its financial expectations for Facet and its Foreign Diabetes operations, failure to complete the divestitures of Facet Technologies and the Company’s Foreign Diabetes operations or lower than anticipated values therefor, Facet’s failure to renew existing agreements with suppliers and customers on favorable terms, greater than anticipated impact on the Company’s financial performance of certain legal decisions or government inquiries, the possibility that demand for the Company’s disease management-related programs, including, without limitation, health and wellness services will diminish or not continue to grow, developments in the healthcare industry, third-party actions over which Matria does not have control, regulatory requirements applicable to Matria’s business and the risk factors detailed from time to time in Matria’s periodic reports and registration statements filed with the Securities and Exchange Commission, including Matria’s Annual Report on Form 10-K for the year ended December 31, 2005. By making these forward-looking statements, Matria does not undertake to update them in any manner except as may be required by Matria’s disclosure obligations in filings it makes with the Securities and Exchange Commission under the federal securities laws.